EXHIBIT INDEX, EXHIBIT 20.1

Sequential
Exhibit                                                     Page
Number                    Document Description              Number


20.1    Retraction of press release issued on Monday, February 24, 1997.

20.2    Correct press release issued on Monday, February 27, 1997